NVR, Inc. Announces Fourth Quarter and Full Year Results

RESTON, Va., Jan. 26, 2012 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its fourth quarter ended December 31, 2011 of $32,392,000, $6.32 per diluted share. Net income decreased 45% and diluted earnings per share decreased 37% for its fourth quarter ended December 31, 2011 when compared to the 2010 fourth quarter. Consolidated revenues for the fourth quarter of 2011 totaled $741,288,000, a 9% decrease from $811,005,000 for the comparable 2010 quarter.

For the year ended December 31, 2011, consolidated revenues were $2,659,149,000, 13% lower than the $3,041,892,000 reported for the same period of 2010. Net income for the year ended December 31, 2011 was $129,420,000, a decrease of 37% when compared to the year ended December 31, 2010. Diluted earnings per share for the year ended December 31, 2011 was $23.01, a decrease of 31% from $33.42 per diluted share for the comparable period of 2010.

Homebuilding

New orders in the fourth quarter of 2011 increased 22% to 2,158 units, when compared to 1,765 units in the fourth quarter of 2010. The cancellation rate in the fourth quarter of 2011 was 14.9% compared to 18.4% in the fourth quarter of 2010 and 15.0% in the third quarter of 2011. Settlements decreased in the fourth quarter of 2011 to 2,391 units, 9% lower than the same period of 2010. The Company's backlog of homes sold but not settled at the end the 2011 increased on a unit basis by 26% to 3,676 units and on a dollar basis by 21% to $1,160,879,000 when compared to the prior year end.

Homebuilding revenues for the three months ended December 31, 2011 totaled $728,808,000, 8% lower than the year earlier period. Gross profit margins decreased to 15.4% in the 2011 fourth quarter compared to 17.6% for the same period in 2010. Gross margins were negatively impacted by continued price pressure. Income before tax from the homebuilding segment totaled $43,939,000 in the 2011 fourth quarter, a decrease of 44% when compared to the fourth quarter of the previous year. Gross profit margins and pre-tax income were negatively impacted by a land deposit impairment charge of $4,445,000 in the fourth quarter of 2011 and $4,915,000 in the fourth quarter of 2010.

New orders for the 2011 fiscal year totaled 9,247 units, down 2% when compared to the 9,415 units reported for 2010. Home settlements for 2011 decreased 15% to 8,487 units when compared to 10,030 units settled in 2010. Homebuilding revenues for 2011 totaled $2,611,195,000, 12% lower than 2010. Gross profit margins decreased to 17.1% in 2011 from 18.2% in 2010. Pre-tax homebuilding income decreased 36% to $184,588,000 for the 2011 fiscal year when compared to 2010.

Mortgage Banking

Mortgage closed loan production of $520,919,000 for the three months ended December 31, 2011 was 13% lower than the same period last year. Operating income for the mortgage banking operations during the fourth quarter of 2011 decreased 17% to $6,506,000, when compared to $7,806,000 reported for the same period of 2010.

Mortgage closed loan production for the 2011 fiscal year decreased 16% to $1,868,472,000. Income before tax from the mortgage banking segment for 2011 decreased 30% to $22,988,000 from the $32,925,000 reported for 2010.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, Rymarc Homes and Fox Ridge Homes trade names, and operates in twenty-seven metropolitan areas in fifteen states. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, www.foxridgehomes.com, and www.rymarc.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than those of historical facts included herein, including those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing by NVR and by NVR's customers, increased regulation of the mortgage banking industry, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets, mortgage financing availability and other factors over which NVR has little or no control. The Company has no obligation to update such forward-looking statements.

NVR, Inc. Consolidated Statements of Income (in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Homebuilding:
Revenues	$ 728,808	$ 794,470	$ 2,611,195	$ 2,980,758
Other income	639	1,522	4,301	9,299
Cost of sales	(616,722)	(654,965)	(2,165,625)	(2,438,292)
Selling, general and administrative	(68,571)	(61,982)	(264,266)	(257,394)
Operating income	44,154	79,045	185,605	294,371
Interest expense	(215)	(338)	(1,017)	(4,903)
Homebuilding income	43,939	78,707	184,588	289,468

Mortgage Banking:
Mortgage banking fees	12,480	16,535	47,954	61,134
Interest income	1,913	1,608	5,702	5,411
Other income	145	202	456	767
General and administrative	(7,878)	(10,254)	(30,249)	(33,261)
Interest expense	(154)	(285)	(875)	(1,126)
Mortgage banking income	6,506	7,806	22,988	32,925

Income before taxes	50,445	86,513	207,576	322,393

Income tax expense	(18,053)	(27,815)	(78,156)	(116,388)

Net income	$ 32,392	$ 58,698	$ 129,420	$ 206,005

Basic earnings per share	$ 6.51	$ 10.41	$ 23.66	$ 34.96

Diluted earnings per share	$ 6.32	$ 9.96	$ 23.01	$ 33.42

Basic average shares outstanding	4,979	5,641	5,469	5,893

Diluted average shares outstanding	5,126	5,892	5,624	6,165

NVR, Inc. Consolidated Balance Sheets (in thousands, except share and per share data)
	December 31, 2011	December 31, 2010
ASSETS

Homebuilding:
Cash and cash equivalents	$ 475,566	$ 1,190,731
Receivables	6,789	6,948
Inventory:
Lots and housing units, covered under
sales agreements with customers	363,833	275,272
Unsold lots and housing units	82,578	70,542
Land under development	78,045	78,058
Manufacturing materials and other	8,694	7,457
	533,150	431,329

Assets related to consolidated variable interest entity	20,182	22,371
Contract land deposits, net	131,930	100,786
Property, plant and equipment, net	23,243	19,523
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Other assets, net	268,878	243,005
	1,501,318	2,056,273

Mortgage Banking:
Cash and cash equivalents	4,766	2,661
Mortgage loans held for sale, net	252,352	177,244
Property and equipment, net	1,694	950
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	12,008	15,586
	278,167	203,788

Total assets	$ 1,779,485	$ 2,260,061

(Continued)

NVR, Inc. Consolidated Balance Sheets (Continued) (in thousands, except share and per share data)
	December 31, 2011	December 31, 2010
LIABILITIES AND SHAREHOLDERS' EQUITY

Homebuilding:
Accounts payable	$ 125,649	$ 115,578
Accrued expenses and other liabilities	183,810	237,052
Liabilities related to consolidated variable interest entity	1,013	500
Non-recourse debt related to consolidated variable
interest entity	4,983	7,592
Customer deposits	61,223	53,705
Other term debt	1,613	1,751
	378,291	416,178

Mortgage Banking:
Accounts payable and other liabilities	26,395	13,171
Note payable	-	90,338
	26,395	103,509

Total liabilities	404,686	519,687

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares
authorized; 20,556,198 and 20,557,913 shares
issued as of December 31, 2011 and
December 31, 2010, respectively	206	206
Additional paid-in-capital	1,072,779	951,234
Deferred compensation trust – 152,964 and
158,894 shares of NVR, Inc. common
stock as of December 31, 2011 and
December 31, 2010, respectively	(25,581)	(27,582)
Deferred compensation liability	25,581	27,582
Retained earnings	4,158,492	4,029,072
Less treasury stock at cost – 15,578,565 and
14,894,357 shares at December 31, 2011
and December 31, 2010, respectively	(3,856,678)	(3,240,138)
Total shareholders’ equity	1,374,799	1,740,374
Total liabilities and shareholders’ equity	$ 1,779,485	$ 2,260,061

NVR, Inc. Operating Activity (dollars in thousands) (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,113	888	4,616	4,775
North East (2)	233	177	872	827
Mid East (3)	486	469	2,412	2,656
South East (4)	326	231	1,347	1,157
Total	2,158	1,765	9,247	9,415

Average new order price	$ 311.7	$ 321.7	$ 304.1	$ 304.0

Settlements (units)
Mid Atlantic (1)	1,236	1,387	4,238	5,043
North East (2)	192	196	728	920
Mid East (3)	616	774	2,335	2,886
South East (4)	347	282	1,186	1,181
Total	2,391	2,639	8,487	10,030

Average settlement price	$ 304.6	$ 301.0	$ 307.5	$ 297.1

Backlog (units)
Mid Atlantic (1)			1,973	1,595
North East (2)			376	232
Mid East (3)			807	730
South East (4)			520	359
Total			3,676	2,916

Average backlog price			$ 315.8	$ 328.6

Community count (average)	381	379	384	371
Lots controlled at end of period			53,000	52,300

Mortgage banking data:
Loan closings	$ 520,919	$ 597,949	$ 1,868,472	$ 2,219,946
Capture rate	88%	91%	88%	90%

Common stock information:
Shares outstanding at end of period			4,977,633	5,663,556
Number of shares repurchased	38,323	63,516	1,017,588	644,562
Aggregate cost of shares repurchased	$ 22,674	$ 39,786	$ 689,302	$ 417,079

(1)  Virginia, West Virginia, Maryland and Delaware

(2)  New Jersey and eastern Pennsylvania

(3)  Kentucky, western Pennsylvania, New York, Ohio,  Indiana  and Illinois

(4)  North Carolina, South Carolina, Tennessee and Florida

CONTACT: Dan Malzahn, +1-703-956-4204